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PRICING SUPPLEMENT                                   Filing under Rule 424(b)(3)
                                                     File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 3
                               DATED JUNE 16, 1999
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES G - FIXED RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

PRESENTING AGENT: MERRILL LYNCH &  CO.
ACTING AS:   AGENT ( )   PRINCIPAL (X)

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:
                                     (X) A FIXED PRICE OF 100% OF PRINCIPAL
                                     ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT ____% OF PRINCIPAL

Principal Amount: ....................................$   20,000,000
Presenting Agent's Commission: .......................$       50,000
Net Proceeds to the Company: .........................$   19,950,000
Interest Rate: .......................................         6.30%
Original Issue Date: .................................      06/21/99
Stated Maturity: .....................................      06/21/01
CUSIP: ...............................................     92781FBQ0
Specified Currency (U.S. Dollars unless noted): ......
Authorized Denominations (if other than U.S. $1,000
          and integral multiples thereof): ...........
Initial Redemption Date: .............................        N/A
Initial Redemption Percentage: .......................        N/A
Annual Redemption Percentage Reduction: ..............        N/A
Limitation Date: .....................................
Refunding Rate: ......................................
Interest Payment Dates (if other than May 1
          and November 1 of each year): ..............
Additional Terms (if any): ...........................




(X) BOOK ENTRY NOTE                        ( ) CERTIFICATED NOTE